                                                                     EXHIBIT 3.6








                                RESTATED BY-LAWS



                                       OF



                                UTILX CORPORATION








Originally adopted on October 25, 1989
Amended and Restated on April 15, 1991
Amendments listed on p. iv

                         TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

SECTION   1.   OFFICES                                                         1

SECTION   2.   STOCKHOLDERS                                                    1

    2.1   Annual Meeting                                                       1
    2.2   Special Meetings                                                     1
    2.3   Place of Meeting                                                     1
    2.4   Notice of Meeting                                                    1
    2.5   Business for Stockholders' Meetings                                  2
          2.5.1 Business at Annual Meetings                                    2
          2.5.2 Business at Special Meetings                                   3
          2.5.3 Notice to Corporation                                          3
    2.6   Waiver of Notice                                                     3
    2.7   Fixing of Record Date for Determining Stockholders                   3
          2.7.1 Meetings                                                       3
          2.7.2 Consent to Corporate Action Without
                a Meeting                                                      4
          2.7.3 Dividends, Distributions, and Other Rights                     4
    2.8   Voting List                                                          4
    2.9   Quorum                                                               5
    2.10  Manner of Acting                                                     5
    2.11  Proxies                                                              5
    2.12  Voting of Shares                                                     5
    2.13  Action by Stockholders Without a Meeting                             6

SECTION   3.    BOARD OF DIRECTORS                                             6

    3.1   General Powers                                                       6
    3.2   Number and Tenure                                                    6
    3.3   Nomination and Election                                              7
          3.3.1 Nomination                                                     7
          3.3.2 Election                                                       8
    3.4   Annual and Regular Meetings                                          8
    3.5   Special Meetings                                                     8
    3.6   Meetings by Telephone                                                8
    3.7   Notice of Special Meetings                                           8
          3.7.1 Personal Delivery                                              8
          3.7.2 Delivery by Mail                                               8
          3.7.3 Delivery by Telecopy                                           8
          3.7.4 Oral Notice                                                    9

                            TABLE OF CONTENTS (CON'T)


                                                                            PAGE
                                                                            ----

    3.8   Waiver of Notice                                                     9
          3.8.1 In Writing                                                     9
          3.8.2 By Attendance                                                  9
    3.9   Quorum                                                               9
    3.10  Manner of Acting                                                     9
    3.11  Presumption of Assent                                                9
    3.12  Action by Board or Committees Without a Meeting                     10
    3.13  Resignation                                                         10
    3.14  Removal                                                             10
    3.15  Vacancies                                                           10
    3.16  Executive and Other Committees                                      10
          3.16.1 Creation and Authority of Committees                         10
          3.16.2 Audit Committee                                              11
          3.16.3 Compensation Committee                                       11
          3.16.4 Nominating and Organization Committee                        12
          3.16.5 Minutes of Meetings                                          12
          3.16.6 Quorum and Manner of Acting                                  13
          3.16.7 Resignation                                                  13
          3.16.8 Removal                                                      13
    3.17  Compensation                                                        13

SECTION   4.    OFFICERS                                                      13

    4.1   Number                                                              13
    4.2   Election and Term of Office                                         14
    4.3   Resignation                                                         14
    4.4   Removal                                                             14
    4.5   Vacancies                                                           14
    4.6   Chairman of the Board                                               14
    4.7   President                                                           14
    4.8   Vice President                                                      15
    4.9   Secretary                                                           15
    4.10  Treasurer                                                           15
    4.11  Controller                                                          15
    4.12  Salaries                                                            16

                    TABLE OF CONTENTS (CON'T)


                                                                            PAGE
                                                                            ----

SECTION   5.    CONTRACTS, LOANS, CHECKS AND DEPOSITS                         16

    5.1   Contracts                                                           16
    5.2   Loans to the Corporation                                            16
    5.3   Checks, Drafts, Etc.                                                16
    5.4   Deposits                                                            16

SECTION   6.    CERTIFICATES FOR SHARES AND THEIR TRANSFER                    17

    6.1   Issuance of Shares                                                  17
    6.2   Certificates for Shares                                             17
    6.3   Stock Records                                                       17
    6.4   Restriction on Transfer                                             17
    6.5   Transfer of Shares                                                  18
    6.6   Lost or Destroyed Certificates                                      18

SECTION   7.    BOOKS AND RECORDS                                             18

SECTION   8.    ACCOUNTING YEAR                                               18

SECTION   9.    SEAL                                                          19

SECTION   10.   INDEMNIFICATION                                               19

    10.1  Right to Indemnification                                            19
    10.2  Right of Indemnitee to Bring Suit                                   20
    10.3  Nonexclusivity of Rights                                            20
    10.4  Insurance, Contracts and Funding                                    20
    10.5  Indemnification of Employees and
          Agents of the Corporation                                           20
    10.6  Persons Serving Other Entities                                      21
    10.7  Procedures for the Submission of Claims                             21

SECTION   11.   AMENDMENTS                                                    21

                                UTILX CORPORATION

                                   AMENDMENTS

                                                                      Date of
Section                      Effect of Amendment                     Amendment
-------    ------------------------------------------------------    ---------

3.16.3     Reduces Compensation Committee size to three Directors    07/26/94

4.1        Provides for the office of Chairman of the Board          04/26/93

4.6        Provides for the duties of the Chairman of the Board      04/26/93

3.16.2     Reduces Audit Committee size to three Directors           01/29/96

3.16.4     Reduces Nominating and Organization Committee size
           to three Directors                                        01/29/96

                                RESTATED BY-LAWS
                                       OF
                                UTILX CORPORATION


                               SECTION 1.  OFFICES

    The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

                            SECTION 2.  STOCKHOLDERS

    2.1 ANNUAL MEETING. The annual meeting of the stockholders shall be held the second Friday in July in each year for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

     2.2 SPECIAL MEETINGS. The Chairman of the Board, the President, the Board, or the holders of not less than one-fourth of all the outstanding shares of the corporation entitled to vote at the meeting, may call special meetings of the stockholders for any purpose.

     2.3 PLACE OF MEETING. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

     2.4 NOTICE OF MEETING. The Chairman of the Board, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally, by mail or by telecopy, not less than ten nor more than sixty days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time, upon written request of the holders of not less than the number of outstanding shares of the corporation specified in Section 2.2 hereof, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, not less than ten nor more than sixty days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid. If such notice is telecopied, it shall be deemed delivered when the successful transmission of the telecopy is confirmed by telephone with the operator of the receiving equipment.

2.5  BUSINESS FOR STOCKHOLDERS' MEETINGS.

          2.5.1 BUSINESS AT ANNUAL MEETINGS. Only business properly brought before an annual meeting of the stockholders may be transacted at such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board, or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with subsection
2.5.3 of this Section, and received by the Secretary not fewer than sixty nor more than ninety days prior to the date specified in subsection 2.1 hereof for such annual meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may declare that business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if it is so determined, any such business not properly brought before the meeting shall not be transacted. The procedures set forth in this subsection
2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, or any successor provision.

          2.5.2 BUSINESS AT SPECIAL MEETINGS. At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.4 of this Section, shall come before such meeting.

          2.5.3 NOTICE TO CORPORATION. Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.4, subsection 2.5.1 or subsection 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices in the City of Kent, State of Washington.


     2.6  WAIVER OF NOTICE.

          2.6.1 Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.6.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7  FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS.

          2.7.1 MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if noticed is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          2.7.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING. For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          2.7.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

    2.8 VOTING LIST. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be kept open at such meeting for the inspection of any stockholder and shall also be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

     2.9 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.10 MANNER OF ACTING. In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the General Corporation Law of Delaware. Where a separate vote by a class or classes is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     2.11 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a proxy executed in writing by the stockholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

    2.12 VOTING OF SHARES. The holders of shares of Common Stock on the basis of one vote per share, shall have the right to vote for the election of Directors and the right to vote on all other matters, except those matters in which a separate class of this corporation's stockholders vote by class or series. To the extent provided by resolution or resolutions of the Board providing for the issue of an additional series of common stock or of preferred stock, the holders of each such series shall have the right to vote for the election of members of the Board and the right to vote on all other matters, except those matters in which a separate class of this corporation's stockholders vote by class or series.

     2.13 ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all stockholders entitled to vote with respect to the subject matter thereof (as determined in accordance with subsection 2.6.2 hereof) and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by all stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation in the manner required by this section. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                         SECTION 3.  BOARD OF DIRECTORS

     3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board.

     3.2 NUMBER AND TENURE. The Board shall be composed of not less than five nor more than nine Directors, the specific number to be set by resolution of the Board, at least two of whom are independent and not members of management; provided, that the Board of Directors may be less than five until vacancies are filled. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible. A Director's term shall be three years, and each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the corporation or residents of the State of Delaware. Written ballots are not required in the election of Directors.

     3.3  NOMINATION AND ELECTION.

          3.3.1 NOMINATION. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.5.3 of Section 2) of such stockholder's intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than sixty nor more than ninety days prior to the date specified in subsection 2.1 of
Section 2 hereof for such annual meeting (or if less than sixty days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholders and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the forgoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

          3.3.2 ELECTION. At each election of Directors, the persons receiving the greatest number of votes shall be the Directors.

     3.4 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

     3.5 SPECIAL MEETINGS. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

     3.6 MEETINGS BY TELEPHONE. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

     3.7 NOTICE OF SPECIAL MEETINGS. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

          3.7.1 PERSONAL DELIVERY. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

          3.7.2 DELIVERY BY MAIL. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

          3.7.3 DELIVERY BY TELECOPY. If notice is delivered by telecopy, the notice shall be deemed effective if it is transmitted to a facsimile number provided by a Director for that purpose from time to time and the successful transmission thereof is confirmed by telephone with the operator of the receiving equipment at least two days before the meeting.

          3.7.4 ORAL NOTICE. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

     3.8  WAIVER OF NOTICE.

          3.8.1 IN WRITING. Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

         3.8.2 BY ATTENDANCE. The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.9 QUORUM. A majority of the total number of Directors fixed by or in the manner provided in these By-laws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these By-laws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     3.10 MANNER OF ACTING. The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the General Corporation Law of Delaware.

     3.11 PRESUMPTION OF ASSENT. A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

     3.12 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

     3.13 RESIGNATION. Any Director may resign at any time by delivering written notice to the Chairman of the Board, thePresident, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.14 REMOVAL. At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

     3.15 VACANCIES. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of the class for which such Director shall have been chosen, and until his or her successor shall be elected and qualify.

     3.16 EXECUTIVE AND OTHER COMMITTEES.

           3.16.1 CREATION AUTHORITY OF COMMITTEES. The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these By-laws, appoint standing or temporary committees, including an Executive Committee, each committee to consist of one or more Directors of the corporation, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law; but no such committee shall have the power or authority of the Board in reference to
(a) amending the Certificate of Incorporation, (b) adopting a plan of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation other than in the usual and regular course of business, (d) recommending to the stockholders a voluntary dissolution or a revocation thereof, (e) amending these By-laws, (f) declaring a dividend, or (g) authorizing the issuance of stock. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          3.16.2 AUDIT COMMITTEE. In addition to any committees appointed pursuant to this Section, there shall be an Audit Committee, appointed annually by the Board, consisting of not less than three Directors, as the Board may from time to time determine, at least a majority of whom are independent and not members of management. The duties of the Audit Committee shall consist of the following: (a) to review and recommend to the Board the selection of outside auditors; (b) to review the scope and results of the annual independent audit of books and records of the corporation; (c) to review internal controls and procedures and the adequacy of staff for the safeguard of the corporation's assets; (d) to review the corporation's releases of financial information and regulatory filings; (e) to review all related party transactions on an ongoing basis; (f) to review potential conflict of interest situations; (g) to review compliance with all corporate policies, including the corporation's Code of Ethical Conduct, which have been approved by the Board; and (h) such other duties as shall be assigned to the Audit Committee by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

          3.16.3 COMPENSATION COMMITTEE. In addition to any committees appointed pursuant to this Section, there shall be a Compensation Committee, appointed annually by the Board, consisting of not less than three Directors, as the Board may from time to time determine, at least a majority of whom are independent and not members of management. At least two members of the Compensation Committee, including the Chairman, shall also qualify as disinterested directors within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). Any director who has been granted or awarded equity securities under any equity benefit plan of the corporation or its affiliates shall not be considered disinterested for a period of one year after the date of grantor award, except that participation in certain formula, broad-based or retainer fee election plans permitted under Rule 16b-3(c) under the Exchange Act shall not disqualify a director from being considered disinterested. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the corporation and to make recommendations concerning such compensation to the Board; (b) to consider compensation, benefit and incentive compensation plans for the employees of the corporation; (c) to carry out the duties assigned to the Compensation Committee under any other plan, except stock option or similar plans, approved by the corporation; (d) to consult with the President concerning any compensation matters deemed appropriate by the President or the Compensation Committee; and
(e) such other duties as shall be assigned to the Compensation Committee by the Board. The disinterested members of the Compensation Committee shall also act as the plan administrator under any stock option or similar plans approved by the corporation. The Compensation Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

          3.16.4 NOMINATING AND ORGANIZATION COMMITTEE. In addition to any committees appointed pursuant to this Section, there shall be a Nominating and Organization Committee, appointed annually by the Board, consisting of not less than three Directors, as the Board may from time to time determine, at least a majority of whom are independent and not members of management. The duties of the Nominating and Organization Committee shall consist of the following: (a) to report and make recommendations to the Board on the size and composition of the Board and nominees for Directors; (b) to evaluate the performance of the officers of the corporation; (c) together with management, to select and recommend to the Board appropriate individuals for election, appointment and promotion as officers of the corporation so as to ensure the continuity and succession of capable management; (d) to report and make recommendations to the Board on the organization of the corporation and on related matters of strategic concern; and (e) such other duties as shall be assigned to the Nominating and Organization Committee by the Board. The Nominating and Organization Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

          3.16.5 MINUTES OF MEETINGS. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

          3.16.6 QUORUM AND MANNER OF ACTING. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

          3.16.7 RESIGNATION. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.16.8 REMOVAL. The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-laws.

    3.17 COMPENSATION. By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                              SECTION 4.  OFFICERS

     4.1 NUMBER. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and, if elected and designated as an officer by the Board at the time of the election, a Chairman of the Board. One or more Vice Presidents, a Controller and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

     4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

     4.3 RESIGNATION. Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

     4.6 CHAIRMAN OF THE BOARD. If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another director or officer is appointed or designated by the Board as Chairman of such meeting. The Chairman shall be an officer of the corporation only if so designated by the Board at the time of election.

     4.7 PRESIDENT. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

     4.8 VICE PRESIDENT. In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

    4.9 SECRETARY. The Secretary shall: (a) keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each stockholder and Director; (e) sign certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the President or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.10 TREASURER. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these By-laws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

     4.11 CONTROLLER. The Controller shall be the chief accounting officer of the corporation and shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the corporation. The Controller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the corporation, and shall be responsible for maintaining and safeguarding the assets and property of the corporation. The Controller shall prepare, or cause to be prepared, statements of the financial condition of the corporation and prepare profits and loss statements covering the operations of the corporation and such other and additional financial statements, if any, as the Chairman of the Board, the President, the Vice President of Finance and Administration, or the Board from time to time shall require. The Controller also shall perform such other duties as may be assigned by the Board, the Chairman of the Board, the President or the Vice President of Finance and Administration.

    4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 CONTRACTS. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2 LOANS TO THE CORPORATION. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

             SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

     6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the Chairman of the Board or the President or the Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies, from time to time, to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include conspicuous written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

     6.3 STOCK RECORDS. The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.4 RESTRICTION ON TRANSFER. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law."

     6.5 TRANSFER OF SHARES. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

     6.6 LOST OR DESTROYED CERTIFICATES. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                          SECTION 7.  BOOKS AND RECORDS

    The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

                           SECTION 8.  ACCOUNTING YEAR

    The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

                                SECTION 9.  SEAL

    The seal of the corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                          SECTION 10.  INDEMNIFICATION

     10.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the corporation Delaware, as the same exists as of January 26, 1988, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in subsection 10.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

     10.2 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under subsection 10.1 of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     10.3 NONEXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or By-laws of the corporation or otherwise.

     10.4 INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation oranother corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify suchperson against such expense, liability or loss under the General Corporation Law of Delaware. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

     10.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; PROVIDED, HOWEVER, that an undertaking shall be made by an employee or agent only if required by the Board

     10.6 PERSONS SERVING OTHER ENTITIES. Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 of this Section.

     10.7 PROCEDURES FOR THE SUBMISSION OF CLAIMS. The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these By-laws and shall be deemed for all purposes to be a part hereof.

                             SECTION 11.  AMENDMENTS

The Board of Directors shall have the power to adopt, amendor repeal the By-laws of this corporation, subject to the power of the stockholders to amend or repeal such By-laws by the affirmative vote of the holders of two-thirds of the outstanding shares of common stock and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of preferred stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class. The stockholders shall also have the power to adopt, amend or repeal the By-laws for this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of preferred stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

I, Michael A. Corn, Secretary of UTILX Corporation, do hereby certify that the foregoing By-laws were duly adopted at a meeting of the Board of Directors of UTILX Corporation, duly convened and held on April 16, 1991, at which meeting a quorum was present and acting throughout.


                         /s/ Michael A. Corn
                         ---------------------------
                         Michael A  Corn, Secretary

(SEAL)